As filed with the Securities and Exchange Commission on
                                  July 21, 2003
                           Registration No. 000-31779

                                   -----------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

            Florida                                     65-0928369
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)


  145 Huguenot Street, New Rochelle, New York                  10801
  (Address of Principal Executive Offices)                   (Zip Code)


                                   Consulting
                           Shares Issued For Services
                            (Full title of the Plan)


                              Ben Jamil, President
                    Security Intelligence Technologies, Inc.
                               145 Huguenot Street
                          New Rochelle, New York 10801
                     (Name and address of agent for service)

                                  (914)654-8700

                                   copies to:
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                               Freehold, NJ 07728
                                 (732) 409-1212

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.



  CALCULATION OF REGISTRATION FEE
                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered(3)(4)     share(1)(2)       price         fee (1)
  ----------            ----------           -----------       -----         -------
  Common Stock,         2,200,000            $ .40            $880,000     $80.96
  $.0001 par value

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of our Common Stock on July 21, 2003 a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Represents the maximum number of shares that may be issued under the above-named Consulting Agreement.

(4) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         X Yes            No

                                    PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) Our quarterly reports on Form 10Q-SB filed on May 20, 2003, February 19, 2003 and November 19, 2002.

(b) Our annual report on Form 10-KSB for the year ended June 30, 2002 filed on November 6, 2002 pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Florida law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number Description

4.1 Consulting Agreement between Michael D. Farkas and us dated July 2, 2003.

4.2 Consulting Agreement between Shimon Fishman and us dated July 2, 2003

5.1  Consent and Opinion of Anslow & Jaclin, LLP.

23.1 Consent of Schneider & Associates LLP


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New Rochelle, State of New York, on July 21, 2003.

                           SECURITY INTELLIGENCE TECHNOLOGIES, INC.

                           By: /s/ Ben Jamil
                              ---------------------------
                               BEN JAMIL
                               President, CEO and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signatures                                          Date

By:  /s/ Ben Jamil                                  July 21, 2003
     -------------------------------
     BEN JAMIL
     President, CEO and Director

                                    Exhibits




4.1 Consulting Agreement between Michael D. Farkas and us dated July 2, 2003.


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, dated as of July 2, 2003 (the "Agreement"), by and between Securities Intelligence Technologies, Inc. a Florida Corporation (the "Company"), and Michael D. Farkas, an individual residing in the State of Florida (the "Consultant") (individually, a "Party", collectively, the "Parties").

                                    RECITALS

     WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial and other general corporate consulting services to the Company.

     WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant with warrants to purchase common stock of the Company in lieu of cash payment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

     1. Services. Consultant agrees to familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company ("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

     2. Compensation. (i) In consideration of the Services to be provided by the Consultant, and in lieu of a cash payment, the Company agrees to the Company agrees to issue to Consultant and/or its designee(s) warrants (the "Warrants") to purchase 1,700,000 shares ("Shares") of the Company's common stock. The Warrants shall be exercisable for a period of two years from the date hereof with the following exercise prices: (A) Warrant to purchase 250,000 shares of common stock shall have an exercise price of $0.10 per share; (B) Warrant to purchase 200,000 shares of common stock shall have an exercise price of $0.125 per share; (C) Warrant to purchase 250,000 shares of common stock shall have an exercise price of $0.15 per share; (D) Warrant to purchase 250,000 shares of common stock shall have an exercise price of $0.20 per share; (E) Warrant to purchase 250,000 shares of common stock shall have an exercise price of $0.25 per share; and (F) Warrant to purchase 500,000 shares of common stock shall have an exercise price of $0.40 per share. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Consultant and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for change of control and weighted-average price based anti-dilution.

                           (ii) The Company hereby agrees to register the
Warrants and the Shares underlying the warrants by filing a Form S-8 Registration Statement covering the Shares within twenty one
(21) business days of the date of this Agreement. Consultant shall take any action reasonably requested by the Company in connection with registration or qualification of the Warrants and Shares under federal or state securities laws

                           (iii) In addition to the foregoing, the Company shall
reimburse the Consultant for such business expenses which the Consultant incurs solely in connection with the performance of the Services hereunder. The Consultant shall obtain the prior written approval of the Company before incurring any expenses for which the Consultant will seek reimbursement from the Company. The Consultant must submit receipts for all expenses and otherwise comply with all of the Company's general policies for expense reimbursement in order to receive payment therefor. The Company shall reimburse the Consultant for expenses within fifteen (15) days following submission of all required documentation.

                           (iv) It is expressly understood and agreed that in
connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

     3. Term. Consultant's engagement shall be for a period of Six (6) months ("Term"). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

     4. Information. The Company shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

     5. Timely Appraisals. The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                           (i) the Company shall provide Consultant with copies
of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

                           (ii) the Company shall promptly notify Consultant of
all new contracts agreements, joint
ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

                           (iii) the Company shall also provide directly to
Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Consultant from time to time; and

                           (iv) Consultant shall keep all documents and
information supplied to it hereunder confidential.

     6. Representations and Warranties. The Consultant hereby represents and warrants to the Company that:

                           (i) he has full legal capacity to enter into this
Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                           (ii) in the course of performing the Services
hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;

                           (iii) the execution, delivery and performance of this
Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

     7. Relationship of the Parties. The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

     8. Reliance on Others. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

     9. No Rights in Shareholders, etc. The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

     10. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

     11. Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto.

     12. Amendments. No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

     13. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of New York or the federal courts residing in the State of New York.

     14. Binding Effect. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

     15. Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

     16. Unenforceability;Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

     17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

     IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

                   SECURITIES INTELLIGENCE TECHNOLOGIES, INC.



                                       By: /s/ Ben Jamil
                                          ---------------------------------
                                          Name: Ben Jamil
                                          Title: Chief Executive Officer




                                       CONSULTANT


                                       By: /s/ Michael D. Farkas
                                          ---------------------------------
                                          Michael D. Farkas


4.2 Consulting Agreement between Shimon Fishman and us dated July 2, 2003


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, dated as of July 2, 2003 (the "Agreement"), by and between Security Intelligence Technologies, Inc. a Florida Corporation (the "Company"), and Shimon Fishman, an individual residing in the State of New York (the "Consultant") (individually, a "Party", collectively, the "Parties").

                                    RECITALS

     WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial and other general corporate consulting services to the Company.

     WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant with warrants to purchase common stock of the Company in lieu of cash payment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

     1. Services. Consultant agrees to familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company ("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

     2. Compensation. (i) In consideration of the Services to be provided by the Consultant, and in lieu of a cash payment, the Company agrees to the Company agrees to issue to Consultant and/or its designee(s) warrants (the "Warrants") to purchase 500,000 shares ("Shares") of the Company's common stock. The Warrants shall be exercisable for a period of two years from the date hereof and shall have an exercise price of $0.50 per share. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Consultant and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for change of control and weighted-average price based anti-dilution.

                   (ii) The Company hereby agrees to register the Warrants and the Shares underlying the warrants by filing a Form S-8 Registration Statement covering the Shares within twenty one (21) business days of the date of this Agreement. Consultant shall take any action reasonably requested by the Company in connection with registration or qualification of the Warrants and Shares under federal or state securities laws

                   (iii) In addition to the foregoing, the Company shall reimburse the Consultant for such business expenses which the Consultant incurs solely in connection with the performance of the Services hereunder. The Consultant shall obtain the prior written approval of the Company before incurring any expenses for which the Consultant will seek reimbursement from the Company. The Consultant must submit receipts for all expenses and otherwise comply with all of the Company's general policies for expense reimbursement in order to receive payment therefor. The Company shall reimburse the Consultant for expenses within fifteen (15) days following submission of all required documentation.

                   (iv) It is expressly understood and agreed that in connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

     3. Term. Consultant's engagement shall be for a period of Six (6) months ("Term"). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

     4.Information. The Company shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

     5. Timely Appraisals. The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                           (i) the Company shall provide Consultant with copies
of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

                           (ii) the Company shall promptly notify Consultant of
all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

                           (iii) the Company shall also provide directly to
Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Consultant from time to time; and

                           (iv) Consultant shall keep all documents and
information supplied to it hereunder confidential.

     6. Representations and Warranties. The Consultant hereby represents and warrants to the Company that:

                           (i) he has full legal capacity to enter into this
Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                           (ii) in the course of performing the Services
hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;

                           (iii) the execution, delivery and performance of this
Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

     7. Relationship of the Parties. The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

     8. Reliance on Others. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

     9. No Rights in Shareholders, etc. The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

     10. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

     11. Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto.

     12. Amendments. No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

     13. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of New York or the federal courts residing in the State of New York.

     14. Binding Effect. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

     15. Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

     16. Unenforceability;Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

     17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

     IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

                                       SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                        By:/s/ Ben Jamil
                                          ------------------------------------
                                        Name: Ben Jamil
                                        Title: Chief Executive Officer




                                        CONSULTANT


                                        By: /s/ Shimon Fishman
                                          ------------------------------------
                                          Shimon Fishman

5.1  Consent and Opinion of Anslow & Jaclin, LLP.



      ANSLOW & JACLIN, LLP                   RICHARD I. ANSLOW
                                             Admitted in NJ, NY, DC
      Counselors at Law                      E-Mail: Ranslow@anslowlaw.com

                                             GREGG E. JACLIN
                                             Admitted in NJ, NY
                                             E.Mail: Gjaclin@anslowlaw.com

                                             ROSS A. GOLDSTEIN
                                             Admitted in NJ, NY
                                             E-Mail: Rgoldstein@anslowlaw.com

                                           __________________________________
                                             Website: www.anslowlaw.com
                                             E-Mail: Firm@anslowlaw.com




July 21, 2003

Combined Opinion and Consent
Security Intelligence Technologies, Inc.
145 Huguenot Street
New Rochelle, New York 10801

         Re:     Security Intelligence Technologies, Inc.

Gentlemen:

We have acted as counsel to Security Intelligence Technologies, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 2,200,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida;

(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/   Gregg Jaclin
       -------------------------------------------
       ANSLOW & JACLIN, LLP




            4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728

                     Tel: (732) 409-1212 Fax: (732) 577-1188

23.1 Consent of Schneider & Associates LLP

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Security Intelligence Technologies, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Security Intelligence Technologies, Inc., of our report dated October 17, 2002 relating to the consolidated financial statements of Security Intelligence Technologies, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB of Security Intelligence Technologies, Inc.for the year ended June 30, 2002.

/s/ Schneider & Associates LLP
------------------------------------
Schneider & Associates LLP
Certified Public Accountants



July 21, 2003

Jericho, New York